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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


TO THE BOARD OF DIRECTORS AND SHAREHOLDERS

MUTUAL RISK MANAGEMENT LTD.


         We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 dated April 1, 1999 and related Prospectus of Mutual Risk Management Ltd. for registration of 1,895,947 shares of its common stock, and to the incorporation by reference therein of our report dated February 15, 1999, with respect to the consolidated financial statements and schedules of Mutual Risk Management Ltd. included in its Annual Report on Form 10-K for the year ended December 31, 1998 filed with the Securities and Exchange Commission.

                               [GRAPHIC OMITTED]



                                              /s/ Ernst & Young


                                              ---------------------------------

Hamilton, Bermuda
April 1, 1999